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                                                                    Exhibit 23.7

SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA


                    CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP


The undersigned, Schwartz Levitsky Feldman llp, Chartered Accountants, hereby consents to the use of our name and use of our auditors' report dated January 27, 2003 on the consolidated financial statements of Acto Digital Video U.S.A. Inc. included in the Registration Statement on Form SB - 2/2A.




Toronto, Ontario                                 "Schwartz Levitsky Feldman LLP"
June 26, 2003                                              Chartered Accountants



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